Exhibit 10.11

SECURITY AGREEMENT

This SECURITY AGREEMENT is made as of this 1st day of June, 2012 by and between TD BANK, N.A., a national banking association with an office located at 102 West Main Street, New Britain, Connecticut 06050-0174 (the “Bank” or “Secured Party”) and EBTEC CORPORATION, a Delaware corporation, with a place of business at 120 Shoemaker Lane, Agawam, Massachusetts 01001(the “Debtor”).

RECITALS

WHEREAS, Bank has agreed to make certain loans (individually and collectively, the “Loan”) to EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation, GROS-ITE INDUSTRIES, INC., APEX MACHINE TOOL COMPANY, INC., each a Connecticut corporation and each with a place of business located at 1806 Farmington Avenue, Farmington, Connecticut 06032 (collectively, the “Original Borrowers), and Debtor, pursuant to the terms of a certain Credit Agreement originally dated May 27, 2009 among Original Borrowers and Bank (as amended and in effect from time to time, the “Credit Agreement”); and

WHEREAS, Debtor has been joined as a “Borrower” under the Credit Agreement and Other Documents (as defined in the Credit Agreement) on the date hereof pursuant to the terms of that certain Fourth Amendment to Credit Agreement and Modification of Mortgage and Joinder dated the date hereof by and among Debtor, Original Borrowers and Secured Party (the “Fourth Amendment”); and

WHEREAS, Debtor has and will derive substantial benefits from the making of such Loans, advances and extensions of credit to Debtor and the Original Borrowers by Bank; and

WHEREAS, it is a condition precedent to the obligation of the Bank under the Fourth Amendment and the Credit Agreement that the Debtor shall have executed and delivered this Security Agreement to the Secured Party;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Party to continue to make loans, advances and other extensions of credit under the Credit Agreement, the Debtor hereby agrees as follows:

1.             Defined Terms.

(a)           Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined.

(b)           The following terms which are defined in Article 9 are used herein as so defined: Accessions, Accounts, As-Extracted Collateral, Chattel Paper, Commercial Tort Claims, Consignments, Deposit Accounts, Documents, Equipment, Farm Products, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Investment Property, Letters of Credit, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Promissory Notes, Software and Supporting Obligations.

(c)           The following terms shall have the following meanings:

“Article 9” means Article 9 of the Code as in effect on and after October 1, 2001, the effective date of Public Act No. 01-132 of the State of Connecticut.

“Bank Account” means (i) a deposit, custody or other account (whether, in any case, time or demand or interest or non-interest bearing) maintained by the Debtor with the Secured Party, (ii) all cash and securities from time to time held within such accounts and (iii) all dividends and other distributions payable on or with respect to, such account or such cash or securities.

“Code” means the Uniform Commercial Code as from time to time in effect in the State of Connecticut, including, specifically, Article 9.

“Collateral” shall have the meaning assigned to it in Section 2 of this Security Agreement.

“Contracts” means the separate contracts between the Debtor and third parties (including without limitation its customers), as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of the Debtor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Debtor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of the Debtor to perform and to exercise all remedies thereunder; but excluding any contracts, the assignment or hypothecation of which, for collateral purposes, would result in a default or require, or cause, a forfeiture or permit a revocation of material rights under such contract.

“Copyrights” means (a) all copyrights of the United States or any other country; (b) all copyright registrations filed in the United States or in any other country; and (c) all proceeds thereof.

“Copyright License” means all agreements, whether written or oral, providing for the grant by the Debtor of any right to use any Copyright and all proceeds thereof.

“Obligations” has the meaning set forth in the Credit Agreement.

“Patents” means (a) all patents of the United States and all reissues and extensions thereof, (b) all applications for patents of the United States and all divisions, continuations and continuations-in-part thereof or any other country and (c) all proceeds thereof, including the goodwill of the business connected with the use of and symbolized by the Patents.

“Patent License” means all agreements, whether written or oral, providing for the grant by the Debtor of any right to manufacture, use or sell any invention covered by a Patent and all proceeds thereof.

“Requirement of Law” has the meaning set forth in Section 5.(b) hereof.

“Security Agreement” means this Security Agreement, as amended, supplemented, restated or otherwise modified from time to time.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether registered in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof or otherwise; (b) all renewals thereof; and (c) all proceeds thereof, including the goodwill of the business connected with the use of and symbolized by the Trademarks.

“Trademark License” means any agreement, written or oral, providing for the grant by the Debtor of any right to use any Trademark and all proceeds thereof.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

2.             Grant of Security Interest.

(a)           As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Debtor hereby grants to the Secured Party a security interest in all properties, assets and rights of Debtor now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest, wherever located or situated and however defined or classified under Article 9 (collectively, the “Collateral”):

(b)           Without limitation of the foregoing, the Collateral includes the following:

(i)	all Accounts;

(ii)	all As-Extracted Collateral;

(iii)	all Chattel Paper;

(iv)	all Commercial Tort Claims, if any;

(v)	all Consignments;

(vi)	all Contracts;

(vii)	all Copyrights;

(viii)	all Copyright Licenses;

(ix)	all Deposit Accounts;

(x)	all Documents;

(xi)	all Equipment;

(xii)	all General Intangibles;

(xiii)	all Goods;

(xiv)	all Health-Care-Insurance Receivables;

(xv)	all Instruments;

(xvi)	all Inventory;

(xvii)	all Investment Property;

(xviii)	all Letter-of-Credit Rights;

(xix)	all Letters of Credit;

(xx)	all Patents;

(xxi)	all Patent Licenses;

(xxii)	all Payment Intangibles;

(xxiii)	all Promissory Notes;

(xxiv)	all Software;

(xxv)	all Supporting Obligations;

(xxvi)	all Trademarks;

(xxvii)	all Trademark Licenses;

(xxviii)	all Vehicles; and

(xxix)
to the extent not otherwise included, all Proceeds (including condemnation proceeds), all Accessions and additions thereto and all substitutions and replacements therefore and products of any and all of the foregoing.

3.             Rights of Secured Party; Limitations on Secured Party’s Obligations.

(a)           Debtor Remains Liable under Accounts and Contracts.  Anything herein to the contrary notwithstanding, the Debtor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract.  The Secured Party shall not have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Security Agreement or the receipt by the Secured Party of any payment relating to such Account or Contract pursuant hereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)           Notice to Account Debtor and Contracting Parties.  Upon the request of the Secured Party at any time after the occurrence and during the continuance of an Event of Default, the Debtor shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party.  The Secured Party may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts.

(c)           Analysis of Accounts.  Subject to the provisions of the Credit Agreement, the Secured Party shall have the right, at its own expense, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and Debtor shall furnish all such assistance and information as the Secured Party may reasonably require in connection therewith, provided that the making of the foregoing test verifications shall be at the expense of Debtor if and only if an Event of Default shall have occurred and be continuing.  Subject to the provisions of the Credit Agreement, at any time upon the Secured Party’s request and after the occurrence and during the continuance of an Event of Default, or in connection with Debtor’s annual audit, Debtor, at its sole expense, shall cause its independent public accountants or others selected by Debtor and satisfactory to the Secured Party to furnish to the Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

(d)           Collections on Accounts.  The Secured Party hereby authorizes the Debtor to collect the Accounts subject to the Secured Party’s direction and control as set forth in the Credit Agreement, and the Secured Party may curtail or terminate said authority upon the occurrence and during the continuance of an Event of Default.  If required by the Secured Party upon the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Debtor, shall be forthwith (and, in any event, within two Business Days) deposited by the Debtor in the exact form received, duly endorsed by the Debtor to the Secured Party if required, in a special collateral account maintained by the Secured Party, subject to withdrawal by the Secured Party only, as hereinafter provided, and, until so turned over, shall be held by the Debtor in trust for the Secured Party, segregated from other funds of the Debtor.  Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.  All Proceeds constituting collections of Accounts while held by the Secured Party (or by the Debtor in trust for the Secured Party) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided.  If an Event of Default shall have occurred and be continuing, at any time at the Secured Party’s election, the Secured Party shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in accordance with the Credit Agreement, and any part of such funds which the Secured Party elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Secured Party to the Debtor or to whomsoever may be lawfully entitled to receive the same.  At the Secured Party’s request during the continuance of an Event of Default, the Debtor shall deliver to the Secured Party all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

4.             Representations and Warranties.  The Debtor hereby represents and warrants that:

(a)           Title; No Other Encumbrances.  Except for the Encumbrance granted to the Secured Party pursuant to this Security Agreement, and the other Encumbrances permitted to exist on the Collateral pursuant to the Credit Agreement and on Schedule A hereto, the Debtor owns each item of the Collateral free and clear of any and all Encumbrances or claims of others.  No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Secured Party or any other Person holding a Permitted Encumbrance or as may be permitted pursuant to the Credit Agreement.

(b)           Perfected First Priority Encumbrances.  Except with respect to Vehicles referred to in Section 5(q) with respect to Permitted Encumbrances, the Encumbrances granted pursuant to this Security Agreement constitute perfected Encumbrances on the Collateral (not constituting real property) in favor of the Secured Party, which are prior to all other Encumbrances on the Collateral created by the Debtor and in existence on the date hereof, except as otherwise permitted in the Credit Agreement, based upon a search and review of the public files and records referenced in Section 4(a) hereof and which are enforceable as such against all creditors of and purchasers from the Debtor and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Encumbrance on such real property.

(c)           Accounts.  The amount represented by the Debtor to the Secured Party from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder in all material respects.  No amount payable to the Debtor under or in connection with any Account is evidenced by any Instrument or Chattel Paper (other than Contracts constituting Chattel Paper), which has not been delivered to the Secured Party.  The place where the Debtor keeps its records concerning the Accounts is set forth in the initial paragraph hereof or at 1806 New Britain Avenue, Farmington, Connecticut, or 67 Katherine Street, Westfield, Massachusetts.

(d)           Contracts.  No consent of any party (other than the Debtor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement.  Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.  No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.  Neither the Debtor nor (to the Debtor’s actual knowledge) any other party to any Contract is in default in a manner which could reasonably be expected to materially adversely affect the value of all such Contracts as Collateral or is reasonably likely to become in default in the performance or observance of any of the terms thereof in any material respect.  The Debtor has fully performed all its current obligations under each Contract.  The right, title and interest of the Debtor in, to and under each Contract are not subject to any defense, offset, counterclaim or claim which in the aggregate could reasonably be expected to have a Material Adverse Effect.  No amount payable to the Debtor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper (other than Contracts constituting Chattel Paper), which has not been delivered to the Secured Party.

(e)            Inventory and Equipment.  The Inventory and the Equipment are kept at the Debtor’s address set forth on the initial page hereof or at Debtor’s place of business located at 67 Katherine Street, Westfield, Massachusetts.

(f)            Chief Executive Office.  The Debtor’s chief executive office, chief place of business and jurisdiction of incorporation or organization have been disclosed to Secured Party.

(g)           As-Extracted Collateral.  None of the Collateral constitutes, or is the Proceeds of, As-Extracted Collateral.

(h)           Patents, Copyrights and Trademarks.  All Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights and Copyright Licenses owned by the Debtor in its own name as of the date hereof have been disclosed to Secured Party in writing.  To the best of the Debtor’s knowledge, each Patent, Copyright and Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned.  None of such Patents, Copyrights and Trademarks is the subject of any licensing or franchise agreement.  No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Patent, Copyright or Trademark.  Except as disclosed in the Credit Agreement, no action or proceeding is pending (i) seeking to limit, cancel or question the validity of any Patent, Copyright or Trademark, or (ii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(i)            Vehicles.  A complete and correct list of all Vehicles owned by the Debtor has been delivered to the Secured Party.

(j)            Governmental Obligors.  Except as set forth on Schedule 4(j), none of the obligors on any Accounts, and none of the parties to any Contracts, is a Governmental Authority with respect to which the Federal Assignment of Claims Act is applicable.

(k)           Deposit Accounts.  All deposit, custody, money market or other accounts (whether, in any case, time or demand or interest or non-interest bearing) maintained by the Debtor with any bank or any other financial institution are Deposit Accounts and have been disclosed to Secured Party.

(l)            Commercial Tort Claims.  All Commercial Tort Claims to which the Debtor has a right have been disclosed to Secured Party.

5.             Covenants.  The Debtor covenants and agrees with the Secured Party that, from and after the date of this Security Agreement until the obligations are paid in full and the commitment terminated:

(a)           Further Documentation; Pledge of Instruments and Chattel Paper.  At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Debtor, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Code in effect in any jurisdiction with respect to the Encumbrances created hereby.  The Debtor also hereby authorizes the Secured Party to file any such financing or continuation statement without the signature of the Debtor to the extent permitted by applicable law.  A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper (other than Contracts constituting Chattel Paper), such instrument or Chattel Paper shall be immediately delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party to be held as Collateral pursuant to this Security Agreement.

(b)           Indemnification.  The Debtor agrees to pay, and to save the Secured Party harmless from, any and all liabilities, reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay not caused by the Secured Party in complying with any requirement of law, rule, regulation or guideline of any Governmental Authority (collectively, a “Requirement of Law”) applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement in each case other than liability arising by the gross negligence or willful misconduct of Secured Party.  In any suit, proceeding or action brought by the Secured Party under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Debtor will save, indemnify and keep the Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Debtor.

(c)           Maintenance of Records.  The Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts.  The Debtor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby.  For the Secured Party’s further security, the Secured Party shall have a security interest in all of the Debtor’s books and records pertaining to the Collateral, and the Debtor shall turn over any such books and records to the Secured Party or to its representatives during normal business hours at the request of the Secured Party.

(d)           Right of Inspection.  Subject to the provisions of the Credit Agreement, the Secured Party shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Debtor, and the Secured Party or their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Debtor agrees to render to the Secured Party, at the Debtor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.  The Secured Party and its respective representatives shall at any reasonable time also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests-therein, all subject to the provisions of the Credit Agreement.

(e)           Compliance with Laws, etc.  The Debtor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Debtor’s business; provided, however, that the Debtor may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Secured Party, adversely affect the Secured Party’s rights or the priority of its Encumbrances on the Collateral.

(f)           Compliance with Terms of Contracts, etc.  The Debtor will perform and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral except where such nonperformance and noncompliance could not reasonably be expected to have a Material Adverse Effect.

(g)           Payment of Obligations.  The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Debtor’s books in accordance with GAAP.

(h)           Limitation on Encumbrances on Collateral.  The Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Encumbrance or claim on or to the Collateral, other than the Encumbrances created hereby and other than as permitted pursuant to the Credit Agreement, and will defend the right, title and interest of the Secured Party in and to any of the Collateral against the claims and demands of all Persons whomsoever.

(i)            Limitations on Dispositions of Collateral.  Subject to the provisions of the Credit Agreement, the Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for (x) sales of Inventory in the ordinary course of its business and (y) so long as no Default or Event of Default has occurred and is continuing, the disposition in the ordinary course of business of property not material to the conduct of its business or as otherwise permitted under the Credit Agreement.

(j)            Limitations on Modifications, Waivers, Extensions of Contracts and Agreements Giving Rise to Accounts.  Except as otherwise set forth in the Credit Agreement, the Debtor will not (i) amend, modify, terminate or waive any provision of any Contract or any agreement giving rise to an account in any manner which could reasonably be expected to materially adversely affect the value of such Contracts or Accounts as Collateral when examined in the aggregate, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Contract and each agreement giving rise to an Account (other than any right of termination) where such failure could have a material adverse effect on the value of such Contracts or Accounts when examined in the aggregate or (iii) fail to deliver to the Secured Party a copy of each material demand, notice or document received by it relating in any way to any Contract or any material agreement giving rise to an Account.

(k)           Maintenance of Equipment.  The Debtor will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose except where the failure to maintain such Equipment could not reasonably be expected to have a material adverse effect.

(l)            Maintenance of Insurance.  Subject to the provisions of the Credit Agreement, the Debtor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties in amounts comparable to amounts of insurance coverage obtained by similar businesses of similar size acting prudently and (ii) insuring the Debtor, the Secured Party against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as shall be comparable to forms, amounts and coverage, respectively, obtained by similar businesses of similar size acting prudently, with losses payable to the Debtor, the Secured Party as its interests may appear.  All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Secured Party of written notice thereof, (ii) name the Secured Party as insured and (iii) be reasonably satisfactory in all other respects to the Secured Party.  If required by the Secured Party, the Debtor shall deliver to the Secured Party a report of a reputable insurance broker with respect to such insurance as set forth in the Credit Agreement.

(m)           Further Identification of Collateral.  The Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

(n)           Notices.  The Debtor will advise the Secured Party promptly, in reasonable detail, at its address set forth in the Credit Agreement, (i) of any Encumbrance (other than Encumbrances created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Encumbrances created hereunder.

(o)           Changes in Locations, Name, etc.  The Debtor will not (i) change the location of its chief executive office, chief place of business or jurisdiction of incorporation or organization from that specified in Section 4 (f) or remove its books and records from the location specified in Section 4(c), (ii) permit any of the Inventory or Equipment to be kept at a location other than Debtor’s address listed on the initial page hereof or at 67 Katherine Street, Westfield, Massachusetts or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Secured Party in connection with this Security Agreement would become seriously misleading or faulty under Article 9, unless it shall have given the Secured Party at least thirty (30) days prior written notice thereof.

(p)           Patents, Copyrights and Trademarks.

(i)           The Debtor (either itself or through licensees) will, except with respect to any Trademark that the Debtor shall reasonably determine is of negligible economic value to it, (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) with respect to a registered Trademark, employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Secured Party, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

(ii)           The Debtor will not, except with respect to any Patent that the Debtor shall reasonably determine is of negligible economic value to it, do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.

(iii)           The Debtor will notify the Secured Party immediately if it knows, or has reason to know, that any application or registration relating to any Patent, Copyright or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Debtor’s ownership of any Patent, Copyright or Trademark or its right to register the same or to keep and maintain the same.

(iv)           Whenever the Debtor, either by itself or through any Secured Party, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any Copyright with the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Debtor shall report such filing to the Secured Party within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs.

(v)           The Debtor shall execute and deliver any and all agreements, instruments, documents, and papers as the Secured Party may request to evidence the Secured Party’s security interest in any Patent, Copyright or Trademark and the goodwill and general intangibles of the Debtor relating thereto or represented thereby, and the Debtor hereby constitutes the Secured Party its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full and the commitment is terminated.

(vi)           The Debtor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any registered Patents, Copyrights and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(vii)           In the event that any material Patent, Copyright or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, the Debtor shall promptly notify the Secured Party after it learns thereof and shall, unless the Debtor shall reasonably determine that such Patent, Copyright or Trademark is of negligible economic value to the Debtor, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Debtor shall reasonably deem appropriate under the circumstances to protect such Patent, Copyright or Trademark.

(q)           Vehicles.  The Debtor will maintain each Vehicle in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.  The Debtor will notify the Secured Party of each acquisition or sale of a vehicle, promptly following the acquisition or sale thereof.  If an Event of Default shall occur and be continuing, at the request of the Secured Party the Debtor shall, within five (5) Business Days after such request, file applications for certificates of title indicating the Secured Party’s first priority Encumbrance on the Vehicles covered by such certificates, together with any other necessary documentation, in each office in each jurisdiction which the Secured Party shall deem advisable to perfect its Encumbrances on the Vehicles.

(r)            Inventory.  None of the Inventory of the Debtor shall be evidenced by a warehouse receipt.

(s)           Commercial Tort Claims.  The Debtor shall promptly notify the Secured Party in writing upon incurring or otherwise obtaining a Commercial Tort Claim against any third party, and upon request of the Secured Party, promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by the Secured Party to give the Secured Party a security interest in any such Commercial Tort Claim.

6.             Secured Party’s Appointment as Attorney-in-Fact.

(a)           Powers.  The Debtor hereby irrevocably constitutes and appoint the Secured Party and any of officer or Secured Party thereof with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Secured Party’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Debtor hereby gives the Secured Party the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do the following:

(i)           in the case of any Account, at any time when the authority of the Debtor to collect the Accounts has been curtailed or terminated pursuant to the first sentence of Section 3(d) hereof, or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Debtor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable; and

(ii)           to pay or discharge taxes and Encumbrances levied or placed on the Collateral except for Permitted Encumbrances under the Credit Agreement, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; (G) to assign any Patent, Copyright or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Party shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party’s option and the Debtor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s Encumbrances thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Debtor might do.  The Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(b)           Other Powers.  The Debtor also authorizes the Secured Party, at any time and from time to time, to execute, in connection with the sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(c)           No Duty on Secured Party’s Part.  The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.  The Secured Party shall be accountable only for amounts that they actually receives as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

7.             Performance by Secured Party of Debtor’s Obligations.  If the Debtor fails to perform or comply with any of its agreements contained herein and the Secured Party, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Secured Party incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Default Rate, shall be payable by the Debtor to the Secured Party on demand and shall constitute Obligations secured hereby.

8.             Proceeds.  In addition to the rights of the Secured Party specified in Section 3(d) with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing (a) all Proceeds received by the Debtor consisting of cash, checks and other near-cash items shall be held by the Debtor in trust for the Secured Party, segregated from other funds of the Debtor, and shall, forthwith upon receipt by the Debtor, be turned over to the Secured Party in the exact form received by the Debtor (duly endorsed by the Debtor to the Secured Party, if required), and (b) any and all such Proceeds received by the Secured Party (whether from the Debtor or otherwise) may, in the sole discretion of the Secured Party, be held by the Secured Party as collateral security for, and/or then or at any time thereafter may be applied by the Secured Party against, the Obligations (whether matured or unmatured), such application to be made in accordance with the provisions of the Credit Agreement.  Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive the same.

9.             Remedies.  If an Event of Default shall occur and be continuing the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, except as otherwise set forth in the Credit Agreement, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Debtor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on, credit or for future delivery without assumption of any credit risk.  The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby waived or released.  The Debtor further agrees, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places, which the Secured Party shall reasonably select, whether at the Debtor’s premises or elsewhere.  The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, including, without limitation, Section 615 of the Code, need the Secured Party account for the surplus, if any, to the Debtor.  To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by the Secured Party of any of its rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.  The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the obligations and the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

10.           Limitation on Duties Regarding Preservation of Collateral.  The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account.  Neither the Secured Party, nor any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

11.           Powers coupled with an Interest.  All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

12.           Severability.  Any provision of this Security Agreement, that is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.           Paragraph Headings.  The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

14.           No Waiver; Cumulative Remedies.  The Secured Party shall not by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy, which the Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

15.           Waivers and Amendments; Successors and Assigns, Governing Law.  None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except as provided by the Credit Agreement.  This Security Agreement shall be binding upon the successors and assigns of the Debtor and shall inure to the benefit of the Secured Party and its respective successors and assigns.  This Security Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Connecticut (the "Governing State") (excluding the laws applicable to conflicts or choice of law).

           DEBTOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS SECURITY AGREEMENT OR ANY OF THE OTHER DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CONNECTICUT OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON DEBTOR BY MAIL AT THE ADDRESS SET FORTH IN THE SECURITY AGREEMENT. DEBTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

16.           Notices.  Notices hereunder shall be given to the Debtor in care of the Debtor in the manner set forth in the Credit Agreement.

17.           Termination.  Upon the indefeasible payment in full in cash and the performance of the Obligations in full shall terminate and the Secured Party shall deliver any release of the Encumbrances created under this Security Agreement that the Debtor may reasonably request.

18.           Specific Releases.  So long as no Default or Event of Default has occurred and is continuing, if the Debtor shall sell, transfer, lease or otherwise dispose of any of the Collateral permitted by the terms of this Security Agreement, including, without limitation, Section 5(i) hereof, and the Credit Agreement, then the Secured Party shall deliver a release in respect of any Encumbrance created under this Security Agreement in such disposed Collateral that the Debtor may reasonably request.

19.           Replacement of Notes.  Upon receipt of an affidavit of an officer of Bank as to the loss, theft, destruction or mutilation of any Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Debtor will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

20.           Waiver of Jury Trial.  DEBTOR AND BANK (BY ACCEPTANCE OF THIS AGREEMENT) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE OTHER DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. DEBTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS SECURITY AGREEMENT AND MAKE THE LOANS.

21.           Commercial Transaction.  DEBTOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS SECURITY AGREEMENT IS PART IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE BANK MAY SEEK OR BE PERMITTED TO USE.

[Remainder of Page Intentionally Blank / Signature Page Follows]

[signature page 1 of 2 to Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the date first above written.

Signed, sealed and delivered
in the presence of:	DEBTOR

EBTEC CORPORATION

/s/	By: /s/Glenn L. Purple
Name: Glenn L. Purple
Its Treasurer
/s/	Duly Authorized

[signature page 2 of 2 to Security Agreement]

TD BANK, N.A.

By: /s/A. Tommy Boisvert
Name: A. Tommy Boisvert, Jr.
Its Vice President
Duly Authorized

[acknowledgment page to Security Agreement]

STATE OF CONNECTICUT  )
)  at Hartford
COUNTY OF HARTFORD     )

On this the 31st day of May, 2012, before me, the undersigned officer, personally appeared Glenn L. Purple, known to me (or satisfactorily proven) to be the Treasurer of  EBTEC Corporation and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said Corporation.

In Witness Whereof I hereunto set my hand.

/s/
Notary Public/My Commission Expires:
Commissioner of the Superior Court

STATE OF CONNECTICUT  )
)  at New Britain
COUNTY OF HARTFORD     )

On this the 31st day of May, 2012, before me, the undersigned officer, personally appeared A. Tommy Boisvert, Jr., known to me (or satisfactorily proven) to be a Vice President of TD Bank, N.A. and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said bank.

In Witness Whereof I hereunto set my hand.

/s/
Notary Public/My Commission Expires:
Commissioner of the Superior Court

Schedule A

1. The Debtor leases vehicles pursuant to the Lease Agreements described below.  The lessors of such vehicles maintain security interests thereon to secure the Debtor’s payment obligations under such leases.  The Lease Agreements are: (a) a certain Motor Vehicle Lease Agreement, dated March, 2009, by and between the Debtor and Jerry Rome Nissan, for a 2009 Nissan Maxima, and (b) a certain Motor Vehicle Lease, dated February 28, 2011, by and between the Debtor and Harte Infiniti, for a 2011 Infiniti G37.

2. The Debtor leases goods and equipment in the ordinary course of business pursuant to the Lease Agreements described below.  The lessors of such goods and equipment generally maintain security interests thereon to secure the Debtor’s payment obligations under such leases.  The Lease Agreements are: (a) a Renewal Agreement for Postage Meter, dated October 25, 2011, by and between the Debtor and Neopost USA Inc., and (b) Purchase Order Concerning gas Tanks, dated February 1, 2011, by and between the Debtor and Ivey Industries, Inc.